Exhibit 10.3

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of July 26, 2023 by and among HARMONY BIOSCIENCES HOLDINGS, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries (as defined in the Credit Agreement identified below) of the Borrower listed on the signature pages hereto (together with the Borrower, each an “Initial Grantor”) and those Material Domestic Subsidiaries (as defined in the Credit Agreement) hereafter formed or acquired which become parties to this Security Agreement from time to time in accordance with the terms of the Credit Agreement by executing a Security Agreement Joinder (as defined below) (together with the Initial Grantors, the “Grantors” and each a “Grantor”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) for itself and for the Secured Parties (as defined in the Credit Agreement identified below).

PRELIMINARY STATEMENT

The Borrower, the Administrative Agent and the Lenders are entering into a Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement provides, subject to the terms and conditions of the Credit Agreement, for extensions of credit and other financial accommodations by the Lenders to the Borrower.

Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS
1.1Terms Defined in UCC.  Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
1.2Terms Defined in the Credit Agreement.  All capitalized terms used herein and not otherwise defined herein or in the UCC shall have the meanings assigned to such terms in the Credit Agreement.
1.3Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Bioprojet Agreements” means those certain License and Commercialization Agreements between Bioprojet Société Civile de Recherche and the Borrower, dated as of July 28, 2017 and July 31, 2022, respectively.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Intellectual Property, letters of credit (as defined in the UCC), Letter-of-Credit Rights, Licenses, Supporting Obligations and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided that, notwithstanding the foregoing or anything to the contrary herein, Collateral shall exclude Excluded Assets.

“Commercial Tort Claims” means commercial tort claims (as defined in the UCC) of any Grantor, including each commercial tort claim specifically described in Schedule 5.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright Security Agreement” shall mean an agreement substantially in the form of the agreement attached hereto as Annex II.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all licenses of the foregoing whether as licensee or licensor, (d) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (e) the right to sue for past, present, and future infringements of any of the foregoing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Accounts” means (i) Payroll Accounts, (ii) Deposit Accounts consisting solely of amounts as are required in the reasonable judgment of the Grantor in the ordinary course of business to be paid as Taxes, (iii) Deposit Accounts consisting of amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, (iv) Deposit Accounts that hold funds not owned by any Grantor, including, without limitation, custodial accounts, escrow accounts and other similar deposit or securities accounts, (v) zero balance disbursement accounts, (vi) accounts which are exclusively used to hold cash or Cash Equivalents that serve as collateral in respect of Permitted Encumbrances and Liens permitted by Sections 6.02(k), (p)(ii), (y), (ff) and (hh) of the Credit Agreement and (vii) accounts exclusively used for the receipt of receivables solely funded by Medicare or Medicaid and whose total cash balances shall be automatically swept on a daily basis to an account that is not an Excluded Account.

“Excluded Assets” shall have the meaning set forth in the Credit Agreement.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means (a) all Patents, Trademarks, Copyrights and any other intellectual property, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements, misappropriations, dilutions and other violations thereof, (c) all rights to sue for past, present, and future infringements, misappropriations, dilutions and other violations thereof, and (d) all rights corresponding to any of the foregoing throughout the world.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Intellectual Property, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Other Collateral” means any property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Intellectual Property, Letter-of-Credit Rights, Licenses and Supporting Obligations, including, without limitation, all cash and cash equivalents, letters of credit (as defined in the UCC), Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all real and personal property of the Grantors, but excluding all Excluded Assets.

“Patent Security Agreement” shall mean an agreement substantially in the form of the agreement attached hereto as Annex III.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to:  (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisionals, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.

“Payroll Account” means any Deposit Account of a Grantor that is used by such Grantor solely for payroll, payroll taxes and other employee wage benefit payments to or for the benefit of the employees of such Grantor or any of such Grantor’s Subsidiaries (which Deposit Accounts may include money for the payment of payroll Taxes and other employee wage and benefit payments to or for the benefit of, or withholdings from, any Loan Party’s employees).

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement, but excluding all Excluded Assets.

“Pledge Subsidiary” shall have the meaning set forth in the Credit Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property or Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Schedule” refers to a specific schedule to this Security Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement Joinder” means a joinder and supplement to this Security Agreement in substantially the form of Annex I hereto or such other form as is reasonably acceptable to the Administrative Agent, pursuant to which an additional Grantor becomes party to this Security Agreement.

“Security Agreement Supplement” means a supplement and/or update to the Schedules to this Security Agreement in substantially the form of Annex V hereto or such other form as is reasonably acceptable to the Administrative Agent.

“Software” means, with respect to any Person, all of such Person’s right, title, and interest in and to computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the UCC and computer programs that may be construed as included in the definition of “goods” in the UCC.

“Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Trademark Security Agreement” shall mean an agreement substantially in the form of the agreement attached hereto as Annex IV.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following:  (a) all trademarks (including service marks), trade names, trade styles, trade dress and the registrations and applications for registration thereof, and all goodwill connected with the use of or symbolized by each of the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Administrative Agent pursuant to this Security Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

1.4Construction.  Section 1.03 of the Credit Agreement shall apply to this Security Agreement as if set out herein in full, mutatis mutandis.
ARTICLE II

GRANT OF SECURITY INTEREST

Each of the Grantors hereby pledges and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.  For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an outright assignment of Intellectual Property rights owned by or licensed to any Grantor.  Notwithstanding anything to the contrary, (i) the term “Collateral” shall not include Excluded Assets and (ii) the representations and covenants set forth herein regarding the assets of the Grantors shall not apply to Excluded Assets.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and each other Grantor party hereto on the Effective Date represents and warrants to the Administrative Agent and the Secured Parties, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Joinder represents and warrants (after giving effect to supplements to each of the Schedules hereto with respect to such subsequent Grantor as attached to such Security Agreement Joinder), that:

3.1Title, Authorization, Validity and Enforceability.  Except as otherwise permitted by the Loan Documents, such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6 hereof, and has requisite organizational or constitutional power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto.  The execution and delivery by such Grantor of this Security Agreement (or Security Agreement Joinder, as applicable) have been duly authorized by all necessary organizational actions and, if required, actions by equity holders, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor’s rights in all Collateral it now owns or hereafter acquires, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, (ii) general principals of equity, regardless of whether considered in a proceeding in equity or at law, (iii) requirements of reasonableness, good faith and fair dealing and (iv) with respect to the enforcement of any such security interest in any equity interests or other Stock Rights of any Foreign

Subsidiary, (A) the time barring of claims under applicable legislation, (B) defenses of set-off or counterclaim, (C) other matters which are set out as qualifications or reservations as to matters of general law in any legal opinion delivered to the Administrative Agent and/or the Lenders and (D) the making of registrations, filings, endorsements, notarizations, stampings and/or notifications of the Loan Documents as described in any legal opinion delivered to the Administrative Agent and/or the Lenders.  When financing statements in appropriate form approved by Grantor have been filed in the appropriate offices against such Grantor in the locations listed in Schedule 4 (or such other appropriate location in connection with any notice pursuant to Section 4.1.7) and the security interest granted pursuant to this Security Agreement has attached, the Administrative Agent will have a perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Liens permitted under Section 4.1.6 hereof.

3.2Conflicting Laws and Contracts.  Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (i) violate in any material respect any applicable material law or regulation or the charter, by-laws or other organizational documents of such Grantor or any material order of any Governmental Authority binding upon such Grantor or its assets, or (ii) violate in any material respect or result in a default under any indenture, material agreement or other material instrument binding upon such Grantor or its assets, or give rise to a right thereunder to require any payment to be made by such Grantor, except, in the case of this clause (ii), for any such violations, defaults or rights that could not reasonably be expected to result in a Material Adverse Effect, (iii) result in the creation or imposition of any Lien on any asset of such Grantor, other than Liens created under the Loan Documents or (iv) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been, or will be by the time required, obtained or made and are, or will be by the time required, in full force and effect and except for any filings, registrations, endorsements, notarizations, stampings and/or notifications necessary to perfect Liens created pursuant to the Loan Documents.
3.3Principal Location.  As of the Effective Date, such Grantor’s location of its chief executive office is disclosed in Schedule 1.
3.4No Other Names; Etc. Within the five (5) year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of organization, merged with or into or consolidated with any other Person, except as disclosed in Schedule 1.  The name in which such Grantor has executed this Security Agreement (or any Security Agreement Joinder, as applicable) is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.
3.5Filing Requirements.  As of the Effective Date, none of the Collateral owned by such Grantor with a value in excess of $500,000 is of a type for which security interests or liens may be perfected by filing under any U.S. federal statute except for the Patents, Trademarks, Copyrights and Licenses held by such Grantor and described in Schedule 2.
3.6No Financing Statements, Security Agreements.  No effective financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or which is not being terminated on or about the Effective Date in connection with the transactions contemplated by the Loan Documents naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (i) naming the Administrative Agent, on behalf of the Secured Parties, as the secured party and (ii) in respect of Liens permitted by Section 6.02 of the Credit Agreement; provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement. No Grantor has granted a Lien (other than Liens permitted by Section 6.02 of the Credit Agreement) in any Bioprojet Agreement to any Person, other than the Secured Parties to the extent contemplated under this Security Agreement.

3.7Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization.  As of the Effective Date, such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number are, listed in Schedule 6.
3.8Pledged Securities and Other Investment Property.  As of the Effective Date, Schedule 3 sets forth a complete and accurate list of (i) any Equity Interests in any Pledge Subsidiary owned by such Grantor that constitute Pledged Collateral and (ii) and any other Pledged Collateral owned by such Grantor with a value or in a face amount in excess of $500,000.  As of the Effective Date, each such Grantor is the direct and beneficial owner of the Pledged Collateral listed in Schedule 3 as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder or as permitted by Section 6.02 of the Credit Agreement.  Each Grantor further represents and warrants that with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible.
3.9Intellectual Property.
3.9.1Schedule 2 contains a complete and accurate listing as of the Effective Date of all (A) such Grantor’s Intellectual Property consisting of the following:  (i) U.S. federal Trademark registrations and applications for Trademark registration, (ii) U.S. federal Patents and Patent applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, and (iii) U.S. federal Copyright registrations and applications for registration and (B) written licenses for all forms of Intellectual Property described in clauses (A)(i)-(iii) above that are owned by a third party and licensed to the Grantors or otherwise used by the Grantors under contract that are material to the business of the Borrower and its Subsidiaries (taken as a whole) other than (1) off-the-shelf Software and Software subject to shrink-wrap, click-wrap and other generally commercially available licenses and (2) non-exclusive licenses entered into in the ordinary course of business and which do not include any right to commercialize any product of a Grantor (which, for the avoidance of doubt, includes investigator-initiated study agreements and material transfer agreements related to research, in both cases, to the extent involving non-exclusive license grants that are entered into in the ordinary course of business).  With respect to the Intellectual Property set forth in Sections 3.9.1(A)(i) through 3.9.1(A)(iii), all of the U.S. registrations, applications for registration or applications for issuance are owned exclusively by, and recorded in the name of the applicable Grantor.
3.9.2To the knowledge of each Grantor, the registered Intellectual Property set forth in Sections 3.9.1(A)(i) through 3.9.1(A)(iii) is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, in each case, except as could not be reasonably expected to result in a Material Adverse Effect.
3.9.3As of the Effective Date, except as disclosed in Schedule 2 or as could not be reasonably expected to result in a Material Adverse Effect, (i) no Person has any right or interest of any kind or nature in or to such Grantor’s Intellectual Property set forth in Sections 3.9.1(A)(i)

through 3.9.1(A)(iii), including any right to sell, license, lease, transfer, distribute, use or otherwise exploit such Intellectual Property or any portion thereof other than (x) in the ordinary course (including non-exclusive licenses and other grants made in the ordinary course of business) of the respective Grantor’s business, (y) the Secured Parties (to the extent provided in, and subject to the limitations and other terms contained in, the Loan Documents) and (z) such Grantor and, to the extent not prohibited by the Credit Agreement, any other Loan Party or Subsidiary, and (ii) each Grantor has the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, its Intellectual Property set forth in Sections 3.9.1(A)(i) through 3.9.1(A)(iii) (subject to the representation in Section 3.9.8).
3.9.4Each Grantor has taken or caused to be taken commercially reasonable steps so that none of the Intellectual Property of such Grantor that is material to the business of the Borrower and its Subsidiaries (taken as a whole), the value of which to the Grantors is contingent upon maintenance of the confidentiality thereof, has been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives, agents of the Grantors and other Persons, in each case who are parties to or bound by customary confidentiality and nondisclosure agreements or obligations with the Grantors, except where such disclosure could not reasonably be expected to result in a Material Adverse Effect.
3.9.5As of the Effective Date, to each Grantor’s knowledge, no Person is currently violating, infringing upon or breaching, any of the rights of any Grantor to its Intellectual Property or is breaching any duty or obligation owed to any Grantor in respect of its Intellectual Property, except where those violations, infringements or breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.
3.9.6No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor, or to any Grantor’s knowledge, to which any Grantor is bound, that adversely affects its rights to own or use its Intellectual Property except as (i) provided in any License disclosed in Schedule 2 (or not obligated to be disclosed pursuant to this Security Agreement) or otherwise permitted under this Security Agreement or (ii) could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.
3.9.7As of the Effective Date, no Grantor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any of its Intellectual Property, except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Grantor’s knowledge at the Effective Date there is no valid basis upon which such challenge(s) that reasonably could be expected to have a Material Adverse Effect reasonably could be made.
3.9.8Each Grantor owns or is licensed or otherwise entitled to use all Intellectual Property material to its business, and the use thereof by such Grantor does not infringe upon the rights of any other Person, except for any such infringements, or ownership or license issues, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
3.9.9Each Grantor uses commercially reasonable standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks owned or licensed by such Grantor and has taken commercially reasonable action necessary to ensure that all licensees of the trademarks owned or licensed by such Grantor use such commercially reasonable standards of quality, in any such case, except where the failure to use such commercially reasonable standards of quality could not reasonably be expected to result in a Material Adverse Effect.
3.9.10The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the Grantors’ rights in their Intellectual Property or Licenses, in each case, that is material to the business of the Borrower and its Subsidiaries (taken as a whole).
3.10Deposit Accounts and Securities Accounts.  As of the Effective Date, all of such Grantor’s Deposit Accounts and Securities Accounts constituting Collateral and all of such Grantor’s Excluded Accounts are listed on Schedule 7.
3.11Commercial Tort Claims.  As of the Effective Date, any Commercial Tort Claims belonging to such Grantor having a value reasonably believed by such Grantor to be in excess of $5,000,000 in the aggregate for which a complaint in a court of competent jurisdiction has been filed prior to the Effective Date are described on Schedule 5.
ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Borrower and each other Grantor party hereto on the Effective Date agrees, and from and after the effective date of any Security Agreement Joinder applicable to any Grantor (and after giving effect to supplements to each of the Schedules hereto with respect to such subsequent Grantor as attached to such Security Agreement Joinder) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:

4.1General.
4.1.1[Intentionally Omitted].
4.1.2[Intentionally Omitted].
4.1.3[Intentionally Omitted].
4.1.4Financing Statements and Other Actions; Defense of Title.  Each Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to create or maintain a perfected security interest in the Collateral owned by such Grantor, subject to Liens permitted under Section 6.02 of the Credit Agreement; provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement; provided, further, that no Grantor shall be required, nor shall the Administrative Agent be authorized, (i) to perfect a security interest in any Collateral by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant jurisdiction, (B) filings in the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, with respect to Intellectual Property, (C) (a) mortgages in respect of fee-owned real property included in the Collateral and (b) filings in the applicable real estate records with respect to real properties included in the Collateral or fixtures relating to such real properties and (D) delivery to the Administrative Agent of all stock certificates, intercompany notes and other instruments constituting Collateral required pursuant to the Collateral Documents to be held in its possession, (ii) to enter into any control agreement with respect to any deposit account, securities account or commodities account, (iii) to take any action (other than any actions listed in clauses (A) through (D) of clause (i) above) with respect to any assets located outside of the United States or (vi) to take any actions in any jurisdiction other than the United States (or any political subdivision thereof) or enter into any collateral documents governed by the laws of any country other than the United States (or any political subdivision thereof). Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent in this Security Agreement, including, without limitation, describing such property as “all assets of the Debtor whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof” or using words of similar import.  Each Grantor will use commercially reasonable efforts to defend title to any material portion of the Collateral owned by such Grantor against all persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not permitted under Section 4.1.6 hereof; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 of the Credit Agreement.
4.1.5Disposition of Collateral.  No Grantor will sell, lease, license or otherwise dispose of the Collateral owned by such Grantor except as permitted by the Credit Agreement.
4.1.6Liens.  No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except (i) the security interest created by this Security Agreement and (ii) other Liens permitted pursuant to Section 6.02 of the Credit Agreement; provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement. No Grantor will create, incur, or suffer to exist a Lien (other than Liens permitted by Section 6.02 of the Credit Agreement) on any Bioprojet Agreement to any Person, other than the Secured Parties.
4.1.7Change in Corporate Existence, Type or Jurisdiction of Organization, Name.  Each Grantor will:
(i)	preserve its existence and corporate structure as in effect on the Effective Date (or as of the date such Person becomes a Grantor hereunder), except as otherwise permitted under the Credit Agreement; and
(ii)	not change its legal name or jurisdiction of organization, unless, in each such case, such Grantor shall have given the Administrative Agent not less than ten (10) days’ prior written notice of such event or occurrence (or such shorter notice as may be acceptable to the Administrative Agent in its sole discretion) (and any such notice shall, to the extent applicable, be deemed to supplement Schedule 4 hereto).
4.1.8Other Financing Statements.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

4.2Receivables.
4.2.1Certain Agreements on Receivables.  During the occurrence and continuance of an Event of Default, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, outside of the ordinary course of business consistent with past practice unless otherwise consented to by the Administrative Agent.
4.2.2Collection of Receivables.  Except as otherwise provided in this Security Agreement or pursuant to a transaction not prohibited under the Loan Documents, each Grantor will use commercially reasonable efforts to collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor.
4.2.3Delivery of Invoices.  Each Grantor will deliver to the Administrative Agent promptly after its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account owned by such Grantor bearing such language of assignment as the Administrative Agent shall reasonably specify.
4.3Instruments, Securities, Chattel Paper, Documents.  Each Grantor will (i) deliver to the Administrative Agent  within fifteen (15) Business Days following the Effective Date, or such later date as agreed to by the Administrative Agent (to the extent not previously delivered), the originals of all Chattel Paper, Securities (to the extent certificated) and Instruments (to the extent in possession of such Grantor) constituting a material portion of the Collateral (if any then exist and to the extent in excess of $5,000,000  individually or in the aggregate or to the extent evidencing any Equity Interests in any Pledge Subsidiary that constitute Pledged Collateral), (ii) hold in trust for the Administrative Agent upon receipt and promptly thereafter deliver to the Administrative Agent any Chattel Paper, Securities and Instruments constituting a material portion of the Collateral (to the extent in excess of $5,000,000 individually or in the aggregate or if evidencing any Equity Interests in any Pledge Subsidiary that constitute Pledged Collateral), and (iii) promptly after the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and promptly deliver to the Administrative Agent) any Document evidencing or constituting Collateral.
4.4Uncertificated Securities and Certain Other Investment Property.  To the extent the same has an aggregate value in excess of $5,000,000 or the applicable issuer is a Subsidiary whose Equity Interest constitutes Pledged Collateral, each Grantor will permit the Administrative Agent from time to time after the occurrence and during the continuance of an Event of Default to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated Securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated Securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement.
4.5Stock and Other Ownership Interests.
4.5.1Registration of Pledged Securities and other Investment Property.  Each Grantor will permit any registrable Pledged Collateral owned by such Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.

4.5.2Exercise of Rights in Pledged Securities and other Investment Property.  Each Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified such Grantor of the suspension of such Grantor’s rights, (a) to exercise or refrain from exercising any and all voting and other consensual rights pertaining to any pledged Securities or other Investment Property owned by such Grantor or any part thereof, and (b) to receive all dividends and interest in respect of such Collateral; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the applicable Grantor to exercise such rights.  After all Events of Default have been waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and the right to receive any such dividends and interest.  Any notice given by the Administrative Agent to any Grantor under this Section 4.5.2 (i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend any such rights of one or more of the Grantors in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion).
4.6[Intentionally Omitted].
4.7Letter-of-Credit Rights.  Each Grantor will, upon the Administrative Agent’s request, on or after the Effective Date, use commercially reasonable efforts to promptly cause each issuer of a letter of credit to such Grantor with a face amount in excess of $5,000,000, individually or in the aggregate, to consent to the assignment of proceeds of such letter of credit in order to give the Administrative Agent Control of the letter-of-credit rights to such letter of credit.
4.8Federal, State or Municipal Claims.  Each Grantor will promptly (but no more frequently than concurrently with delivery of the financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement) notify the Administrative Agent, on or after the Effective Date, of any Collateral owned by such Grantor which constitutes a claim in excess of $5,000,000 against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.
4.9Intellectual Property.
4.9.1If, after the Effective Date, any Grantor (i) obtains ownership rights to, including, but not limited to filing of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of (other than the application for the registration of an intent to use a Trademark prior to the filing of a statement of use or an amendment to allege use), any Patent, Trademark or Copyright with the United States Patent and Trademark Office or United States Copyright Office, as applicable, or (ii) enters into a license of the type required to be scheduled pursuant to Section 3.9.1(B), in addition to the Patents, Trademarks, Copyrights and licenses described in Schedule 2 (other than as a result of an application that is then subject to a Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable, becoming registered), then such Grantor shall give the Administrative Agent notice thereof, concurrently with the delivery of the certificate of a Financial Officer of the Borrower required to be delivered pursuant to Section 5.01(c) of the Credit Agreement covering the period in which such Intellectual Property was applied for, registered, or entered into, as applicable.  Each Grantor agrees promptly after request by the Administrative Agent to execute and deliver to the Administrative Agent any Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable, or any other document reasonably requested by the Administrative Agent to evidence the Administrative Agent’s security interest in such new application, registration or license (to the extent such Grantor has an obligation to perfect a security interest or lien in such Collateral under the Loan Documents) in a form appropriate for recording in the applicable federal office.
4.9.2Each Grantor also hereby authorizes the Administrative Agent, upon providing prior written notice to each Grantor, to modify this Security Agreement unilaterally (i) by amending Schedule 2 to include any future Patents, Trademarks, Copyrights and/or licenses of which the Administrative Agent receives notification from such Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Schedule 2 a description of such additional Patents, Trademarks, Copyrights and/or licenses.
4.9.3Subject to the terms and conditions of this Security Agreement and the other Loan Documents, (i) this Security Agreement is effective to create a valid and continuing Lien on such Copyrights, Licenses, Patents and Trademarks (except to the extent such Copyrights, Licenses, Patents and Trademarks are Excluded Assets) and (ii) upon filing of the Copyright Security Agreement with the United States Copyright Office, the filing of the Patent Security Agreement and Trademark Security Agreement with the United States Patent and Trademark Office, the filing of appropriate financing statements in the jurisdictions listed in Schedule 4 (or such other appropriate location in connection with any notice pursuant to Section 4.1.7) hereto, each Grantor will cooperate with the Administrative Agent to confirm that all actions necessary or desirable to protect and perfect the security interest in, to and on each Grantor’s Patents, Trademarks or Copyrights that is material to the business of the Borrower and its Subsidiaries (taken as a whole) owned by such Grantor in the United States as of the Effective Date have been taken.
4.10Commercial Tort Claims.  If, after the Effective Date, any Grantor identifies the existence of any Commercial Tort Claims belonging to such Grantor having a value reasonably believed by such Grantor to be in excess of $5,000,000 in the aggregate for which the requirements set forth in this Section 4.10 have not been satisfied and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall notify the Administrative Agent thereof, concurrently with the delivery of the certificate of a Financial Officer of the Borrower required to be delivered pursuant to Section 5.01(c) of the Credit Agreement covering the period in which such complaint was filed.  Each Grantor agrees promptly after a request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest in any such Commercial Tort Claims in favor of the Administrative Agent.
4.11Updating of Schedules to Security Agreement.  The Borrower will provide to the Administrative Agent, concurrently with the delivery of the certificate of a Financial Officer of the Borrower required to be delivered pursuant to Section 5.01(c) of the Credit Agreement in connection with the delivery of financial statements under Section 5.01(a) of the Credit Agreement, the Security Agreement Supplement contemplated by Annex V hereto (it being understood that the foregoing may be satisfied by including the information contemplated to be provided therein in the certificate of a Financial Officer of the Borrower required to be delivered pursuant to Section 5.01(c) of the Credit Agreement).
ARTICLE V

DEFAULT
5.1Acceleration and Remedies.

5.1.1Upon the acceleration of the Obligations under the Credit Agreement pursuant to Article VII thereof, the Obligations under the Credit Agreement and, to the extent provided for under the Swap Agreements and the Banking Services Agreements evidencing the same, the Swap Obligations and the Banking Services Obligations, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, upon such acceleration, exercise any or all of the following rights and remedies:
(i)	Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that this clause (i) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default.
(ii)	Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.
(iii)	[Intentionally Omitted].
(iv)	Without notice except as specifically provided in Section 8.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.
(v)	Concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.
5.1.2The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
5.1.3The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, in any such case, in a manner consistent with Sections 5.1 and 8.1, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
5.1.4Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral in connection with the exercise of its rights pursuant to this Section 5.1, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or, subject to any limitations set forth in the Loan Documents, for any other purpose deemed appropriate by the Administrative Agent.  The Administrative Agent may, if it so elects, upon the occurrence and during the continuance of any Event of Default, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
5.1.5Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
5.1.6Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 5.1.1 above.  Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale conducted in a manner consistent with Sections 5.1 and 8.1 shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.
5.2Grantors’ Obligations Upon an Event of Default.  Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:
5.2.1Assembly of Collateral.  Assemble and make available to the Administrative Agent the Collateral and all records relating thereto at any place or places reasonably specified by the Administrative Agent.
5.2.2Secured Party Access.  Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.
5.2.3[Intentionally Omitted].
5.2.4[Intentionally Omitted].
5.3License.  For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the Administrative Agent is hereby granted a license, sublicense or other right to use, following the occurrence and during the continuance of an Event of Default and the acceleration of the Obligations under the Credit Agreement pursuant to Article VII thereof, without charge, each Grantor’s

Intellectual Property including in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default and the acceleration of the Obligations under the Credit Agreement pursuant to Article VII thereof, such Grantor’s rights under all licenses included in the Collateral and all franchise agreements included in the Collateral shall inure to the Administrative Agent’s benefit, to the extent not in violation of any agreements with respect thereto.  In addition, each Grantor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of an Event of Default and the acceleration of the Obligations under the Credit Agreement pursuant to Article VII thereof, subject to the terms and conditions of any licenses or other grants of rights to such Grantor, any agreement granting any right by such Grantor as of the Effective Date and any agreement granting any right by such Grantor after the Effective Date entered into in accordance with the Loan Documents, sell, license or sublicense any of such Grantor’s Collateral directly to any person, including without limitation persons who have previously purchased such Grantor’s Collateral from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Collateral which bears any Trademark or licensed to such Grantor, and any Collateral that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Collateral as provided herein; provided that the applicable Grantor shall have such rights of quality control and inspection which are reasonably necessary to maintain the validity and enforceability of such Trademarks.  Each Grantor’s rights of quality control and inspection shall not be unreasonably asserted so long as the Administrative Agent (or its licensee or agent) maintains quality control standards at least as high as those maintained by such Grantor prior to the occurrence of an Event of Default.

The Administrative Agent agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to Intellectual Property, the rights of licensees that are not Loan Parties under Permitted Licenses will not be terminated, limited or otherwise adversely affected so long as no circumstances exist under the applicable license that would permit the licensor to terminate such license (commonly known as non-disturbance).

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent and each Grantor, and then only to the extent in such writing specifically set forth; provided that (a) the addition of any Material Domestic Subsidiary as a Grantor hereunder by execution of a Security Agreement Joinder shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto, (b) no consent of any party hereto or any Secured Party shall be required in connection with any release or discharge of any Lien granted hereunder that occurs automatically in accordance with the terms of the Credit Agreement or this Security Agreement and (c) the Schedules hereto may be updated or supplemented from time to time by any Grantor (or the Borrower on behalf of all the Grantors party hereto) upon notice by such Grantor (or the Borrower on behalf of all the Grantors party hereto) to the Administrative Agent.  Upon execution and delivery by the Administrative Agent and a Subsidiary of a Security Agreement Joinder, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the termination of this Security Agreement pursuant to Section 8.14.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES
7.1Special Collateral Account.  The Administrative Agent may, at any time after the occurrence and during the continuance of an Event of Default, require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations.  No Grantor shall have any control whatsoever over said cash collateral account.  If an Event of Default has occurred and is continuing, the Administrative Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations then due.  If no Event of Default then exists, upon the Borrower’s request therefor, the Administrative Agent shall promptly deposit the collected balances in said cash collateral account into the applicable Grantor’s general operating account with the Administrative Agent or as otherwise directed by such Grantor in writing.
7.2Application of Proceeds.  If an Event of Default has occurred and is continuing, the proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations as provided under Section 7.03 of the Credit Agreement.
ARTICLE VIII

GENERAL PROVISIONS
8.1Notice of Disposition of Collateral; Condition of Collateral.  Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral in connection with any exercise of such Secured Party’s rights and remedies in accordance with the Loan Documents, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party or their respective Related Parties as finally determined by a court of competent jurisdiction.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, any other Loan Document or applicable law.  Except as otherwise specifically provided herein or in any other Loan Document, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
8.2Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral.  The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control, in accordance with Section 9-207 of the UCC or any other applicable law.  Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2.  Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3Compromises and Collection of Collateral.  Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable and accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.
8.4Secured Party Performance of Grantor’s Obligations.  Without having any obligation to do so, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may perform or pay any obligation which any Grantor has agreed (but failed) to perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 8.4 (subject to any applicable limitations set forth in Section 8.12).  Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5Authorization for Secured Party to Take Certain Action.  Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) after the occurrence and during the continuance of an Event of Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) after the occurrence and during the continuance of an Event of Default, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property, (v) after the occurrence and during the continuance of an Event of Default, to enforce payment of the Accounts and Receivables in the name of the Administrative Agent or such Grantor, (vi) after the occurrence and during the continuance of an Event of Default, to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII and (vii) after the occurrence and during the continuance of an Event of Default, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith on the terms set forth in Section 8.12; provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
8.6Specific Performance of Certain Covenants.  Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.2 or 8.8 or in Article VII hereof will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.6 shall be specifically enforceable against the Grantors.
8.7Use and Possession of Certain Premises.  Upon the occurrence and during the continuance of an Event of Default and the acceleration of the Obligations under the Credit Agreement pursuant to Article VII thereof, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.
8.8Dispositions Not Authorized.  No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 hereof and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5 hereof) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

8.9Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
8.10Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and permitted assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, unless such assignment is made with the prior written consent of the Administrative Agent.  No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.
8.11Survival of Representations.  All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
8.12Taxes and Expenses.  Any obligation of the Loan Parties under Section 2.17 of the Credit Agreement to pay any additional amounts to, or indemnify, the Administrative Agent or any Lender for any Indemnified Taxes that are required to be withheld or deducted from payments made to any Lender or to pay for, or indemnify the Administrative Agent or any Lender for, any Other Taxes, shall apply mutatis mutandis (and without duplication) to each Grantor with respect to this Agreement and payments made hereunder.  The Grantors shall reimburse the Administrative Agent for any and all reasonable, documented and invoiced out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement on the terms and subject to the limitations contained in Section 9.03(a) of the Credit Agreement.  Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
8.13Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
8.14Termination and Release.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until, and shall automatically terminate, all without delivery of any instrument or performance of any act by any Person, upon, the satisfaction of the Final Release Conditions.  Upon (i) any sale or other disposition (other than any lease or license) by any Grantor (other than to another Grantor) of any Collateral in a transaction permitted under the Credit Agreement, (ii) the effectiveness of any written consent to the release of the security interest created hereunder in any Collateral pursuant to Section 9.02 of the Credit Agreement or

(iii) any property of any Grantor that becomes Excluded Assets, in each case that results in a release of such Collateral from the Lien granted hereunder in accordance with Section 9.02(d) of the Credit Agreement, such Collateral shall be automatically released from the Liens granted hereunder.  In connection with any termination or release pursuant to this Section 8.14, the Administrative Agent shall (in accordance with Section 9.02(d) of the Credit Agreement) execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and deliver to such Grantor, at the expense of such Grantor, any portion of such Collateral so released that is in possession of the Administrative Agent.  Any execution and delivery of documents pursuant to this Section 8.14 shall be without recourse to or warranty by the Administrative Agent except as may otherwise be expressly agreed in writing by the Administrative Agent and such Grantor.

8.15Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Administrative Agent relating to the Collateral.
8.16Governing Law; Jurisdiction; Waiver of Jury Trial.
8.16.1THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
8.16.2Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Security Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
8.16.3Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in Section 8.16.2.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
8.16.4Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement.  Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.16.5WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
8.17Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent, the Secured Parties, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses incurred in connection with investigating or defending any of the foregoing (subject to the limitations set forth in Section 9.03(c) of the Credit Agreement with respect to legal fees and expenses) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of this Security Agreement or any other Loan Document, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Secured Parties or any Grantor, and any claim for patent, trademark or copyright infringement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Controlled Related Parties in performing its activities or services under this Security Agreement or the other Loan Documents, (ii) a breach in bad faith by such Indemnitee or any of its Controlled Related Persons of its material obligations under this Security Agreement or the other Loan Documents or (iii) any dispute solely among Indemnitees (not arising from any act or omission of the Borrower or any of its Affiliates) other than claims against an Indemnitee acting in its capacity as, or in fulfilling its role as, the Administrative Agent or an Arranger under the Credit Agreement or the other Loan Documents. This Section 8.17 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim; provided further that, no Grantor shall be liable for any settlement of any claim, litigation, investigation, arbitration or administrative, judicial or regulatory action or proceeding effected without such Grantor’s prior written consent (such consent not to be unreasonably withheld or delayed).
8.18Severability.  Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
8.19Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Security Agreement and/or any document to be signed in connection with this Security Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.  As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

8.20Limitations on the Rights of Secured Parties Generally.  No Secured Party that obtains the benefits of this Security Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or the Administrative Agent, as applicable, and, in such case, only to the extent expressly provided in the Loan Documents.  Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Security Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, including, without limitation, under Article VIII of the Credit Agreement.
ARTICLE IX

NOTICES
9.1Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in accordance with Section 9.01 of the Credit Agreement.  Any notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.
9.2Change in Address for Notices.  Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties in accordance with Section 9.01 of the Credit Agreement.
ARTICLE X

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement.  It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in Article VIII of the Credit Agreement.  Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

HARMONY BIOSCIENCES HOLDINGS, INC.,

as a Grantor

By:/s/ Jeffrey M. Dayno
Name: Jeffrey M. Dayno
Title: President and Chief Executive Officer

HARMONY BIOSCIENCES, LLC,

as a Grantor

By:/s/ Jeffrey M. Dayno
Name: Jeffrey M. Dayno
Title: President and Chief Executive Officer

[Signature Page to Pledge and Security Agreement]

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:/s/ Melanie Her
Name: Melanie Her
Title: Vice President

[Signature Page to Pledge and Security Agreement]